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                                                                   EXHIBIT 99.17


                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT

            The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement dated ________________ (the "Option Agreement") by and between Onyx Acceptance Corporation (the "Corporation") and __________________ ("Optionee") evidencing the non-statutory stock option granted on such date to Optionee under the terms of the Corporation's 1998 Non-Officer Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. Capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Option Agreement.

                              SPECIAL TAX ELECTIONS

            1. STOCK WITHHOLDING. Optionee is hereby granted the election to have the Corporation withhold, at the time the option is exercised, a portion of the purchased Option Shares with an aggregate Fair Market Value not to exceed one hundred percent (100%) of the applicable Federal, state and local income and employment tax withholding liability (the "Taxes") Optionee incurs in connection with the option exercise.

                  Any such exercise of the election must be effected in accordance with the following terms and conditions:

                   (i) The election must be made on or before the date the liability for the Taxes is determined (the "Tax Determination Date").

                   (ii) The election shall be irrevocable.

                   (iii) The election shall be subject to the approval of the Plan Administrator, and none of the Option Shares shall be withheld in satisfaction of the Taxes, except to the extent the election is approved by the Plan Administrator.

                   (iv) The Option Shares withheld pursuant to the election shall be valued at Fair Market Value on the Tax Determination Date.

                   (v) In no event may the number of shares of Common Stock requested to be withheld exceed in Fair Market Value the dollar amount of the Taxes.


            2. STOCK DELIVERY. Optionee is hereby granted the election to deliver, at the time the option is exercised, one or more shares of Common Stock previously acquired by Optionee (other than in connection with the acquisition triggering the Taxes) with an aggregate Fair Market Value not to exceed one hundred percent (100%) of the Taxes.
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                  Any such exercise of the election must be effected in
accordance with the following terms and conditions:

                   (i) The election must be made on or before the Tax Determination Date for the Taxes.

                   (ii) The election shall be irrevocable.

                   (iii) The election shall be subject to the approval of the Plan Administrator, and none of the delivered shares of Common Stock shall be accepted in satisfaction of the Taxes, except to the extent the election is approved by the Plan Administrator.

                   (iv) The shares of Common Stock delivered in satisfaction of the Taxes shall be valued at Fair Market Value on the Tax Determination Date.

                   (v) In no event may the number of delivered shares exceed in Fair Market Value the dollar amount of the Taxes.

            IN WITNESS WHEREOF, Onyx Acceptance Corporation has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.

                                       ONYX ACCEPTANCE CORPORATION

                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       -----------------------------------------
                                       OPTIONEE


EFFECTIVE DATE:                , 199
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